UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

Cosmos Holdings Inc.

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2023, Cosmos Health Inc. (the “Company”) was issued a five-year secured promissory note (the “Note”) in the principal amount of 4,100,000.00 EUR by Cana Laboratories Holdings (Cyprus) Limited, a corporation organized under the laws of the Republic of Cyprus (“Cana Holdings”). The Note bears interest at 5% plus 1 month LIBOR per annum and will be used by Cana Holdings to cover specified obligations. Cana Holdings and its wholly-owned subsidiary, Pharmaceutical Laboratories Cana S.A., a corporation organized under the laws of Greece (“Cana Pharmaceutical”) are prohibited from using the proceeds of the Note for any capitalization or debt repayment without the Company’s prior written consent. The principal amount and all accrued interest and other fees are due upon maturity and may not be prepaid in whole or in part, except as provided therein. The Note is a senior secured obligation of Cana Holdings with first priority on all current and future indebtedness of Cana Holdings and its subsidiaries. A breach or default under any other financial instrument by Cana Holdings or Cana Pharmaceutical that results in a Material Adverse Effect shall, at the Company’s option, be declared a default under this Note.

The Note is secured by: (a) a share pledge agreement of same date over all of the issued and outstanding shares of Cana Pharmaceutical held by Cana Holdings; and (b) a share pledge agreement of same date over all of the issued and outstanding shares of Cana Holdings held by the two shareholders of Cana Holdings, Konstantinos-Gaston Kanaroglou and Konstantina-Mathilde Kanaroglou (the “Cana Shareholders”).

Issuance of the Note and the two share pledges completes the first of two transactions contemplated by the Binding Letter of Intent concluded by the Company, Cana Holdings, Cana Pharmaceutical and the Cana Shareholders, dated July 19, 2022, and amended on January 10, 2023 (the “LOI”). The second transaction contemplated by the LOI is the acquisition of all of the outstanding shares of Cana Holdings by the Company pursuant to a stock purchase agreement to be concluded no later than March 31, 2023.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set for under Item 1.01 above is incorporated by reference herein.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number

10.1	Secured Promissory Note dated February 28, 2023 issued by Cana Laboratories Holdings (Cyprus) Limited.

10.2	Cana Holdings Share Pledge Agreement dated as of February 28, 2023.

10.3	Cana Pharmaceutical Share Pledge Agreement dated as of February 28, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: March 6, 2023	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

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